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                            DAL-TILE INTERNATIONAL INC.
                         1999 EMPLOYEE STOCK PURCHASE PLAN


                                      ARTICLE I
                                     INTRODUCTION

       1.01 PURPOSE. The Dal-Tile International Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Dal-Tile International Inc. (the "Company") and its Eligible Subsidiary Corporations (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock (as defined below).

       1.02 RULES OF INTERPRETATION. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


                                      ARTICLE II
                                     DEFINITIONS

       2.01   "CODE" shall have the meaning set forth in Section 1.02.

       2.02   "COMPANY" shall have the meaning set forth in Section 1.01.

       2.03 "COMPENSATION" shall mean the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or any Eligible Subsidiary Corporation to a participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation paid in a form other than cash.

       2.04   "COMMITTEE" shall have the meaning set forth in Section 11.01.

       2.05 "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

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       2.06   "ELIGIBLE SUBSIDIARY CORPORATION" shall mean each Subsidiary
Corporation the employees of which are entitled to participate in the Plan, as listed or referred to on Schedule 2.04 hereto.

       2.07   "EMPLOYEE" shall have the meaning set forth in Section 3.01.

       2.08 "OFFERING COMMENCEMENT DATE" shall have the meaning set forth in Section 4.02.

       2.09   "OFFERING PRICE" shall have the meaning set forth in Section
6.02.

       2.10   "OFFERING TERMINATION DATE" shall have the meaning set forth in
Section 4.02.

       2.11   "OFFERINGS" shall have the meaning set forth in Section 4.02.

       2.12   "PLAN" shall have the meaning set forth in Section 1.01.

       2.13 "PLAN REPRESENTATIVE" shall mean the person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the Plan.

       2.14 "SUBSIDIARY CORPORATION" shall mean any present or future corporation which (i) is or becomes a "subsidiary corporation" (as that term is defined in Section 424 of the Code) of the Company, and (ii) is designated as a participating employer in the Plan by the Committee.


                                     ARTICLE III
                            ELIGIBILITY AND PARTICIPATION

       3.01 INITIAL ELIGIBILITY. Each non-officer employee who shall have completed six consecutive months of full-time employment with the Company and/or any Eligible Subsidiary Corporation shall be eligible to participate in Offerings which commence after such six-month period has concluded, provided he or she is employed on a full-time basis by the Company or an Eligible Subsidiary Corporation as of the relevant Offering

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Commencement Date (any such eligible employee, an "Employee").  Persons who are not Employees shall not be eligible to participate in the Plan.

       3.02 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the Plan:

              (a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) and Section 423(b)(3) of the Code shall apply in determining stock ownership of any Employee); or

              (b) which permits such Employee's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

       3.03 COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next following Offering. Payroll deductions for a participant shall commence on the next following Offering Commencement Date after the Employee's authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the participant's earlier termination of participation in the Plan. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant's earlier termination of participation in the Plan pursuant to Article VIII below.


                                      ARTICLE IV
                       STOCK SUBJECT TO THE PLAN AND OFFERINGS

       4.01   STOCK SUBJECT TO THE PLAN.  Subject to the provisions of
Section 12.04, the Company's Board of Directors shall reserve initially for issuance under the Plan an aggregate of five hundred thousand (500,000) shares of Common Stock, which shares

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shall be authorized but unissued.  The Company's Board of Directors may from time to time reserve additional shares of authorized and unissued Common Stock for issuance pursuant to the Plan; provided, however, that at no time shall the number of shares of Common Stock reserved be greater than permitted by applicable law.

       4.02 OFFERINGS. The Plan will be implemented by two offerings of the Common Stock during each twelve-month period (the "Offerings"). For so long as the Plan is in effect, an Offering will begin on January 1 and end on June 30 and begin on July 1 and end on December 31. The first day of an Offering shall be deemed the "Offering Commencement Date" and the last day the "Offering Termination Date" for such Offering.


                                      ARTICLE V
                                  PAYROLL DEDUCTIONS

       5.01 AMOUNT OF DEDUCTION. The form described in Section 3.03 will permit a participant to elect payroll deductions of any whole percentage from one percent (1%) through ten percent (10%) of such participant's Compensation for each pay period during an Offering.


       5.02 PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to an account established for such participant under the Plan. A participant may not make any separate cash payment into such account.

       5.03 CHANGES IN PAYROLL DEDUCTIONS. A participant may reduce or increase future payroll deductions (within the limits described in Section 5.01) by filing with the Plan Representative a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the first day of the next Offering following processing of the change form. A participant may increase or reduce the amount of his or her payroll deductions only once with respect to any Offering.

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                                      ARTICLE VI
                                  GRANTING OF OPTION

       6.01 NUMBER OF OPTION SHARES. On the Offering Commencement Date (for each Offering), each participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock the fair market value of which is equal to (i) that percentage of the Employee's Compensation which the Employee has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the Employee's Compensation during the Offering then divided by (iii) the applicable Offering Price determined as provided in Section 6.02 below. Notwithstanding the foregoing, the maximum number of shares of Common Stock that a participant may purchase pursuant to an Offering is three thousand (3000).

       6.02 OPTION PRICE. The option price of stock purchased with payroll deductions made during any Offering (the "Offering Price") for a participant therein shall be the lower of:

              (a) 85% of the closing price of the stock on the Offering Commencement Date for such Offering or the nearest prior business day on which trading occurred on the New York Stock Exchange; or

              (b) 85% of the closing price on the Offering Termination Date for such Offering or the nearest prior business day on which trading occurred on the New York Stock Exchange. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on each such date, as determined on such basis as shall be established or specified by the Committee.


                                     ARTICLE VII
                                  EXERCISE OF OPTION

       7.01 AUTOMATIC EXERCISE. Subject to Section 6.01, each Plan participant's option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of full shares of Common Stock which the

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accumulated payroll deductions in the participant's account at the time will purchase at the applicable Offering Price.

       7.02 WITHDRAWAL OF ACCOUNT. No participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her account; provided, however, that a participant's accumulated payroll deductions shall be refunded to the participant as and to the extent specified in Section 8.01 below upon termination of such participant's participation in the Plan.

       7.03 FRACTIONAL SHARES. Fractional shares of Common Stock will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded pursuant to
Section 7.02 above, will be held for the purchase of Common Stock in the next following Offering, without interest.

       7.04 EXERCISE OF OPTIONS. During a participant's lifetime, options held by such participant shall be exercisable only by such participant.

       7.05 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant in such Offering, as appropriate, the shares of Common Stock purchased therein upon exercise of such participant's option. The Company may deliver such shares in certificated or book entry form, at the Company's sole election. The Company may require a participant to dispose of the shares of Common Stock acquired pursuant to the Plan through one or more brokers designated by the Company.

       7.06 STOCK TRANSFER RESTRICTIONS. The Plan is intended to satisfy the requirements of Section 423 of the Code. A participant will not obtain the benefits of this provision if such participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the applicable Offering Commencement Date.


                                     ARTICLE VIII
                                      WITHDRAWAL

       8.01 IN GENERAL. A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation

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during such Offering or thereafter, unless and until such participant elects to resume participation. Such participant's payroll deductions accumulated prior to processing of such notice to stop participation shall be applied toward purchasing full shares of Common Stock in the then-current Offering as provided in Section 7.01 above. Any cash balance remaining after the purchase of shares in such Offering shall be refunded promptly to such participant. A participant may elect to resume participation in the Plan by providing written notice to the Plan Representative pursuant to Section 3.03 above. Such election to resume participation shall be effective as of the first Offering commencing following the processing of such election.

       8.02 EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal from any Offering will not have any effect upon such participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible.

       8.03 TERMINATION OF EMPLOYMENT. Upon termination of a participant's employment with the Company or any Eligible Subsidiary Corporation (as the case may be) for any reason, including retirement or death, the participant's payroll deductions accumulated prior to such termination, if any, shall be applied toward purchasing full shares of Common Stock in the then-current Offering, and any cash balance remaining after the purchase of shares in such Offering shall be refunded to him or her, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.01, and his or her participation in the Plan shall be deemed to be terminated.


                                      ARTICLE IX
                                       INTEREST

       9.01 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of or distributed to any participant.

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                                      ARTICLE X
                                        STOCK

       10.01 PARTICIPANT'S INTEREST IN OPTION STOCK. No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section
7.01 above.

       10.02 REGISTRATION OF STOCK. Shares of Common Stock purchased by a participant under the Plan will be recorded in the books and records of the Company in the name of the participant.

       10.03 RESTRICTIONS ON EXERCISE. The Board of Directors of the Company may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

              (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

              (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.


                                      ARTICLE XI
                                    ADMINISTRATION

       11.01 APPOINTMENT OF COMMITTEE. The Board of Directors of the Company shall appoint a committee (the "Committee") to administer the Plan, which shall consist solely of no fewer than two "non-employee directors" (as defined in Rule 16b-3(a)(3) promulgated under the Securities Exchange Act of 1934, as amended).

       11.02 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to

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make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination of the foregoing matters shall be conclusive.

       11.03 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman, shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings. All determinations of the Committee shall be made by a majority of its members. A decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


                                     ARTICLE XII
                                    MISCELLANEOUS

       12.01 DESIGNATION OF BENEFICIARY. A participant may file with the Plan Representative a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Representative. Upon the death of a participant and receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and subject to Article VIII above concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a participant lacking a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the participant under the Plan.

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       12.02  TRANSFERABILITY.  Neither payroll deductions credited to any participant's account nor any option or rights with regard to the exercise of an option or the receipt of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with
Section 8.01.

       12.03 USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

       12.04  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

              (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Option Price applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

              (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors of the Company shall take such steps in connection with such transactions as it shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to

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the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.

       12.05 AMENDMENT AND TERMINATION. The Board of Directors of the Company shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors of the Company shall not, without the approval of the shareholders of the Company, alter (i) the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 12.04 above), or (ii) the class of employees eligible to receive options under the Plan, other than to designate additional Subsidiary Corporations as Eligible Subsidiary Corporations; and provided further, however, that no termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Employee under such option, except that the foregoing shall not prohibit the Company from terminating the Plan at any time (including during an Offering) and applying the amounts theretofore withheld from participants to the purchase of shares of Common Stock as if the termination date of the Plan were an Offering Termination Date.

       12.06 EFFECTIVE DATE. The Plan shall become effective as of March 1, 1999, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within 12 months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

       12.07 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary Corporation, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary Corporation's right to terminate, or otherwise modify, any Employee's employment at any time.

       12.08 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

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       12.09  GOVERNING LAW.  The law of the State of Texas will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.

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                                  SCHEDULE 2.04 TO
                             DAL-TILE INTERNATIONAL INC.
                          1999 EMPLOYEE STOCK PURCHASE PLAN


                           ELIGIBLE SUBSIDIARY CORPORATIONS

1. Each Subsidiary Corporation organized under the laws of any of the states of the United States of America.

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